Exhibit 99.1

Quest Resource Holding Corporation Reports First Quarter 2026 Financial Results

Higher sequential volumes from Industrial customers and continued growth from non-Industrial portfolio drove 5% revenue growth and 6% gross profit growth compared to prior quarter

Improved revenue and gross profit performance throughout the quarter

Added a large franchisee in the quick-service restaurant industry in April, which launched in May

IRVING, TX – May 7, 2026 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights

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Revenue was $61.7 million, a 9.8% decrease compared with the first quarter of 2025, and a 4.8% increase from the fourth quarter of 2025.
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Gross profit was $9.7 million, an 11.6% decrease compared with the first quarter of 2025, and a 6.1% increase from the fourth quarter of 2025.
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Gross margin was 15.7% of revenue, compared with 16.0% for the first quarter of 2025, and 15.5% for the fourth quarter of 2025.
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GAAP net loss was $2.3 million, compared with a net loss of $10.4 million for the first quarter of 2025 (which includes a $4.4 million loss on the sale of assets and a $1.7 million impairment loss), and a net loss of $1.7 million for the fourth quarter of 2025.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.11), compared with $(0.50) for the first quarter of 2025 and $(0.08) for the fourth quarter of 2025.
•
Adjusted EBITDA was $1.8 million, compared with $1.6 million for the first quarter of 2025 and $2.1 million for the fourth quarter of 2025.

Recent Highlights

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Successfully onboarded recent new customer wins and wallet share expansions with existing customers, all of which were fully contributing to financial results by quarter end.
•
Signed a new contract in April with a large franchisee in the quick-service restaurant industry, which launched in May.
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Utilized recently refinanced ABL credit facility with Texas Capital Bank to pay down $2.0 million of higher rate term debt, reducing expected interest expense.

“Throughout the first quarter, we experienced steady improvement, which is consistent with the seasonal acceleration,” said Perry W. Moss, Quest’s Chief Executive Officer. “Importantly, recent new customer wins and wallet share expansions with existing customers that we secured during the latter half of 2025 are now fully onboarded and finished the first quarter as full contributors to our results.”

Moss added, “Our sales pipeline also remains healthy as we continue to advance meaningful opportunities for both new sales and wallet share expansions. Overall, the operating environment remains difficult, though we are cautiously optimistic given improvements achieved in the quarter, and we remain acutely focused on elements within our control.”

Brett Johnston, Quest’s Chief Financial Officer, added, “Our financial strategy remains focused on managing our cost structure, leveraging our Operational Excellence initiatives to drive cash flow, and paying down debt. We’ve demonstrated a firm grasp on our operating cost structure, reducing SG&A in the first quarter by roughly 26% compared to the same quarter in the prior year and lower than the guidance provided last quarter. We simultaneously continue to seek ways to elevate our billing and collection practices, optimizing working capital and improving our cash conversion cycle in the process. Lastly, the recent refinancing of our ABL credit facility allowed us to immediately swap $2.0 million of term debt for ABL debt, reducing our interest expense, which we expect will free up additional cash to allocate toward additional debt paydown. As macroeconomic conditions improve and lend incremental visibility, we anticipate executing similar voluntary paydowns going forward as appropriate. We expect these measures, along with our focus on continuous improvement, to improve our cash cycle, strengthen our balance sheet, and provide incremental financial flexibility as the operating landscape improves.”

First Quarter 2026 Earnings Conference Call and Webcast

Quest will host a conference call on Thursday, May 7, 2026, at 5:00 PM ET, to review the financial results for the first quarter ended March 31, 2026. To participate, dial 1-877-270-2148 or 1-412-317-6060 (International). The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/. A replay of the webcast will be archived on Quest’s investor relations website for at least 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, customer-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s customers to excel in their business and sustainability responsibilities. For more information, visit https://questrmg.com/.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, the non-GAAP financial measure “Adjusted EBITDA” is presented. From time-to-time, Quest considers and uses supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest’s definition of this adjusted financial measure may differ from a similar measure used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP measures. (See attached table “Reconciliation of Net Loss to Adjusted EBITDA”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our expectation that as macroeconomic conditions improve and lend incremental visibility, we may execute similar voluntary paydowns of our debt going forward as appropriate, and our expectation that these measures, along with our focus on continuous improvement, could improve our cash cycle, strengthen our balance sheet, and provide incremental financial flexibility as the operating landscape improves. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Alpha IR Group

Ryan Coleman or Nick Nelson

QRHC@alpha-ir.com

312-445-2870

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$61,735	$68,430
Cost of revenue	52,070	57,499
Gross profit	9,665	10,931
Operating expenses:
Selling, general, and administrative	8,389	11,412
Depreciation and amortization	1,045	1,543
(Gain) loss on sale of assets, net	(11)	4,430
Impairment loss	—	1,707
Total operating expenses	9,423	19,092
Operating income (loss)	242	(8,161)
Interest expense	(2,050)	(2,267)
Loss on extinguishment of debt	(488)	—
Loss before taxes	(2,296)	(10,428)
Income tax expense (benefit)	22	(22)
Net loss	$(2,318)	$(10,406)
Net loss per share applicable to common shareholders
Basic and diluted	$(0.11)	$(0.50)
Weighted average number of common shares outstanding
Basic and diluted	21,197	20,859

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(2,318)	$(10,406)
Depreciation and amortization	1,208	1,746
Interest expense	2,050	2,267
Stock-based compensation expense	388	662
(Gain) loss on sale of assets, net	(11)	4,430
Impairment loss	—	1,707
Loss on extinguishment of debt	488	—
Other adjustments	(35)	1,171
Income tax expense (benefit)	22	(22)
Adjusted EBITDA	$1,792	$1,555

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,139	$1,014
Accounts receivable, less allowance for doubtful accounts of $712 and $780 as of March 31, 2026 and December 31, 2025, respectively	52,055	49,010
Prepaid expenses and other current assets	1,260	1,174
Total current assets	54,454	51,198

Goodwill	81,065	81,065
Intangible assets, net	7,002	7,650
Property and equipment, net, and other assets	5,460	5,638
Total assets	$147,981	$145,551

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$41,906	$38,384
Other current liabilities	65	128
Current portion of notes payable	540	1,015
Total current liabilities	42,511	39,527

Notes payable, net	63,414	63,999
Other long-term liabilities	3,394	1,513
Total liabilities	109,319	105,039

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 21,014 and 20,960 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	21	21
Additional paid-in capital	181,452	180,984
Accumulated deficit	(142,811)	(140,493)
Total stockholders’ equity	38,662	40,512
Total liabilities and stockholders’ equity	$147,981	$145,551

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